Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
The certification set forth below is being submitted in connection with the Annual Report of The Western Union Company on Form 10-K for the period ended December 31, 2013 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Hikmet Ersek and Rajesh K. Agrawal certify that, to the best of each of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Western Union Company.

Date:	February 24, 2014	/S/ HIKMET ERSEK
Hikmet Ersek
President and Chief Executive Officer

Date:	February 24, 2014	/s/ RAJESH K. AGRAWAL
Rajesh K. Agrawal
Executive Vice President and Interim Chief Financial Officer